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                                                                     Exhibit 5.4


                [Letterhead of Lanier Ford Shaver & Payne P.C.]


                                  June 16, 2003


Sanmina-SCI Corporation
2700 North First Street
San Jose, California 95134


      Re: Sanmina-SCI Corporation - Exchange of $750,000,000 of its Outstanding 10.375% Senior Secured Notes due January 15, 2010

Ladies and Gentlemen:

      We have acted as special counsel to the Alabama subsidiaries of Sanmina-SCI Corporation, a Delaware corporation (the "Company"), named in
Schedule I hereto (the "Alabama Subsidiary Guarantors" and, together with the Company and the additional subsidiary guarantors named on Schedule II hereto, the "Registrants"), in connection with the filing by the Registrants with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Alabama Subsidiary Guarantors and the additional subsidiary guarantors are collectively referred to herein as the "Subsidiary Guarantors." Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate of up to $750,000,000 in principal amount of its 10.375% Senior Secured Notes due January 15, 2010 (the "Exchange Notes") to be issued in exchange (the "Exchange Offer") for a like principal amount of the Company's outstanding 10.375% Senior Secured Notes due January 15, 2010 (the "Outstanding Notes") upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Outstanding Notes are guaranteed by each of the Subsidiary Guarantors (each, an "Outstanding Guarantee" and collectively, the "Outstanding Guarantees"). The Registration Statement also covers issuance of the guarantees by each of the Subsidiary Guarantors of the Exchange Notes pursuant to the Exchange Offer (the "Exchange Notes Guarantees" and, together with the Outstanding
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Sanmina-SCI Corporation
June 16, 2003
Page 2

Guarantees, the "Guarantees"). The Exchange Notes and the Exchange Notes Guarantees, to be issued pursuant to the Exchange Offer, are collectively referred to herein as the "Securities." The Outstanding Notes and Outstanding Guarantees were issued, and the Securities will be issued, pursuant to an Indenture, dated as of December 23, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and U.S. Bank National Association (as successor to State Street Bank and Trust Company of California, N.A.), as trustee (the "Trustee").

      In rendering the opinions expressed below, we have examined originals or copies of: (a) the Registration Statement, in the form filed with the Commission; (b) the Exchange and Registration Rights Agreement, dated as of December 23, 2002 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors and the initial purchasers listed therein;
(c) the Indenture; (d) specimens of the certificates representing the Exchange Notes and the Exchange Notes Guarantees, included as exhibits to the Indenture; and (e) the other documents delivered by or on behalf of the Company, the Subsidiary Guarantors and the Trustee as of the date hereof in connection with the delivery of the Securities. We have also examined originals, or copies identified to our satisfaction of such company records of the Alabama Subsidiary Guarantors and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

      We have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) that the Indenture is a legal and binding obligation of the Trustee and that the Exchange Notes will be duly authenticated by the Trustee; and (d) the legal capacity of natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors.

      Our opinions are expressed only with respect to the laws of the State of Alabama. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

      On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

      1. Each Alabama Subsidiary Guarantor is duly formed and is validly existing in good standing under the laws of the State of Alabama; and

      2. The Alabama Subsidiary Guarantors have duly authorized, executed and delivered the Indenture; and
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Sanmina-SCI Corporation
June 16, 2003
Page 3

      3. The Alabama Subsidiary Guarantors have duly authorized their respective Exchange Notes Guarantees; and

      4. Upon consummation of the Exchange Offer each Alabama Subsidiary Guarantor will have the requisite corporate or company power to execute, deliver and perform its obligations under the Exchange Notes Guarantees.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement and any amendments thereto. Further, we consent to the reliance by Wilson Sonsini Goodrich & Rosati on this letter in connection with their opinions regarding the enforceability of the Exchange Notes Guarantees against the Alabama Subsidiary Guarantors. This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date.

                                                 Very truly yours,

                                                 LANIER FORD SHAVER & PAYNE P.C.

                                             /s/ Lanier Ford Shaver & Payne P.C.
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Sanmina-SCI Corporation
June 16, 2003
Page 4


                                   SCHEDULE I

                          ALABAMA SUBSIDIARY GUARANTORS

Sanmina-SCI Systems (Alabama), Inc.
Scimex, Inc.
SCI Plant No. 2, L.L.C.
SCI Plant No. 3, L.L.C.
SCI Plant No. 4, L.L.C.
SCI Plant No. 5, L.L.C.
SCI Plant No. 27, L.L.C.
SCI Plant No. 30, L.L.C.
SCI Technology, Inc.
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Sanmina-SCI Corporation
June 16, 2003
Page 5


                                   SCHEDULE II

                        ADDITIONAL SUBSIDIARY GUARANTORS

Compatible Memory, Inc.
Essex Acquisition Subsidiary, Inc.
Hadco Corporation
Hadco Santa Clara, Inc.
Interagency, Inc.
Interworks Computer Products
Manutronics, Inc.
Moose Acquisition Subsidiary, Inc.
Sanmina Canada Holdings, Inc.
Sanmina Enclosure Systems USA Inc.
SCI Enclosures (Denton), Inc.
Sanmina General, L.L.C.
Sanmina-SCI Systems Enclosures, LLC
Sanmina Limited, L.L.C.
Sanmina Texas, L.P.
Sanmina-SCI, LLC
SCI Holdings, Inc.
SCI Systems, Inc.
Viking Components Incorporated
SCI Plant No. 12, L.L.C.
SCI Plant No. 22, L.L.C.